Consent of Independent Public Accountants
                   -----------------------------------------


      As independent public accountants, we hereby consent to the use in this

Post-Effective Amendment No. 38 of our report dated August 1, 1996, and to all references to our Firm included in or made a part of this Post-Effective

Amendment.

                                         /s/ Arthur Andersen LLP
                                         ARTHUR ANDERSEN LLP

Cincinnati, Ohio
October 30, 1996